UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2014

SEVCON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-9789 (Commission File Number)	04-2985631 (IRS Employer Identification No.)
155 Northboro Road Southborough, MA 01772 (Address of principal executive offices and zip code)
(508) 281-5510 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On February 4, 2014, the Registrant held its annual meeting of stockholders.  Four proposals were before the meeting: (1) the election of Glenn J. Angiolillo, Matthew Boyle, William J. Ketelhut and Paul O. Stump as directors of the Registrant to serve until the 2017 annual meeting; (2) to approve amendments to the Company’s 1996 Equity Incentive Plan; (3) the ratification of the appointment of McGladrey LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending September 30, 2014 (fiscal 2014); and (4) the approval of the compensation of the Registrant’s executive officers.

The votes with respect to the proposals are set forth below.

(1) Election of Directors of the Registrant to serve until the 2017 annual meeting:

Name of Director Nominee	For	Withheld	Broker Non-Votes
1 Glenn J. Angiolillo	2,799,257	7,928	449,643
2) Matthew Boyle	2,762,632	44,553	449,643
3) William J. Ketelhut	2,762,632	44,553	449,643
4) Paul O. Stump	2,760,732	46,453	449,643

(2) To approve amendments to the Company’s 1996 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
2,116,463	688,398	2,351	449,643

(3) Ratification of the appointment of McGladrey LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending September 30, 2014 (fiscal 2014):

For	Against	Abstain
3,251,744	4,625	459

(4) Approval of the compensation of the Registrant’s named executive officers:

For	Against	Abstain	Broker Non-Votes
1,838,827	18,408	949,950	449,643

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated:  February 5, 2014                                                                     By:  /s/Paul N. Farquhar
Paul N. Farquhar
Vice President and Chief Financial Officer